UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) December 14, 2016
AXALTA COATING SYSTEMS LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36733	98-1073028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Commerce Square, 2001 Market Street, Suite 3600, Philadelphia, Pennsylvania 19103
(Address of principal executive offices)    (Zip Code)

(855) 547-1461
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Director Deborah J. Kissire
On December 14, 2016, the Board of Directors (the “Board”) of Axalta Coating Systems Ltd. (“Axalta”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Deborah J. Kissire to the Board as a Class II director, with a term expiring at Axalta’s 2019 annual general meeting.
Ms. Kissire has been appointed to the Nominating and Corporate Governance Committee of the Board, of which she will serve as Chair, and she also has been appointed to the Compensation Committee of the Board, each effective as of December 14, 2016. Prior to her appointment, the Board concluded that Ms. Kissire satisfies all of the applicable independence requirements of Axalta, the New York Stock Exchange and the Securities and Exchange Commission (the “SEC”). Ms. Kissire currently serves on the boards of directors and audit committees of Cable One, Inc. and Omnicom Group, Inc., and is a retired Vice Chair and Regional Managing Partner of Ernst & Young L.L.P.
Upon her appointment to the Board, Ms. Kissire became entitled to receive the annual cash stipend for non-employee directors in the amount of $75,000, payable quarterly in arrears and prorated for partial service in the quarter. Ms. Kissire will also receive an annual fee of $10,000 for her service as Chair of the Nominating and Corporate Governance Committee and will be eligible to receive awards under Axalta’s equity incentive plans to the same extent as other non-employee directors starting in fiscal year 2017. In addition, Ms. Kissire and Axalta will enter into Axalta’s standard form of director Indemnification Agreement, which was filed with the SEC on October 30, 2014 as Exhibit 10.48 to Axalta’s Registration Statement on Form S-1 (File No. 333-198271).
Departure of Director Martin W. Sumner
On December 14, 2016, Martin W. Sumner informed Axalta that he is resigning from the Board effective as of such date in accordance with the terms of Axalta’s Principal Stockholders Agreement following the sale by investment funds affiliated with The Carlyle Group (“Carlyle”) of 41,621,996 Axalta common shares in August 2016, representing all of Carlyle’s remaining ownership interest in Axalta. Ms. Kissire was appointed to fill the Board seat vacated by Mr. Sumner.
Item 7.01. Regulation FD Disclosure.
Press Release Announcing Appointment of Director
On December 15, 2016, Axalta issued a press release announcing the appointment of Ms. Kissire to the Board. The press release is furnished as Exhibit 99.1 to this Item 7.01.
2017 Financial Results Outlook Presentation
Axalta will hold a conference call scheduled to be webcast at 11:00 A.M. on December 15, 2016 to discuss its 2017 financial results outlook. Axalta has posted the presentation slides to its Investor Relations website (http://ir.axaltacs.com). A copy of the presentation materials is furnished hereto as Exhibit 99.2.
The information furnished with this Current Report, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated December 15, 2016
99.2	2017 Financial Results Outlook Presentation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXALTA COATING SYSTEMS LTD.

Date:	December 15, 2016	By:	/s/ Robert W. Bryant
Robert W. Bryant
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 15, 2016
99.2	2017 Financial Results Outlook Presentation